EXHIBIT 32.1

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
                           DAKOTA CREEK MINERALS INC.
           FORM 10-Q FOR THE NINE MONTH PERIOD ENDED NOVEMBER 30, 2012
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kathy Sloan, am the Chief Executive Officer and acting Chief Financial Officer of Dakota Creek Minerals Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three months period ended November 30, 2012 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: February 26, 2013                  By: /s/ Kathy Sloan
                                             -----------------------------------
                                             Kathy Sloan
                                             Chief Executive Officer, President,
                                             acting Chief Financial Officer,
                                             acting Principal Accounting Officer
                                             and Director